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                                                                   EXHIBIT 10.07


         THIS NOTE IS SUBJECT TO THE PROVISIONS OF A SUBORDINATION AGREEMENT DATED AS OF OCTOBER 30, 1996 BY AND BETWEEN THE HOLDER AND COMERICA BANK-CALIFORNIA.

The securities represented by this Promissory Note has not been registered under the Securities Act of 1933, as amended (the "Act"). These securities have been acquired for investment and not with a view to distribution, and may not be sold, transferred or hypothecated in the absence of an effective registration statement for such securities under the Act, as amended, or an opinion of counsel delivered to Buyer that registration is not required under the Act. IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.


                       JUNIOR SUBORDINATED PROMISSORY NOTE

$2,894,649                                                Irvine, California
                                                          June 1, 1997

         FOR VALUE RECEIVED, O.S.I. Corporation, a California corporation (the "Company"), hereby unconditionally promises to pay to the order of John D. Fruth (the "Holder") the principal sum of $2,894,649.

         The Company further promises to pay interest, at the times and in the manner herein provided, on the principal balance outstanding from time to time at a rate per annum equal from time to time to the Prime Rate plus 3.00%. The "Prime Rate" shall be the variable rate of interest most recently published in The Wall Street Journal as the "prime rate." The rate of interest hereon shall be adjusted on each day on which the Prime Rate changes.

         This Junior Subordinated Promissory Note is issued in exchange for, and in cancellation of, the Junior Subordinated Promissory Note dated November 1, 1996 of the Company previously issued to Holder, a copy of which is attached hereto as Exhibit A (the "Old Note"). By his acceptance of this Junior Subordinated Promissory Note, Holder acknowledges that the Old Note is hereby deemed canceled and that he will deliver any original of the Old Note that he may possess to the Company for notation of such cancellation.

         The unpaid principal amount and all accrued and unpaid interest on this Junior Subordinated Promissory Note (the "Note") shall be due and payable on the earlier of (a) November 1, 1997 and (b) the consummation by the Company of a public offering of its Common Stock in which the Company shall receive net proceeds of at least $37,000,000.

         Notwithstanding the foregoing, the Company shall, at the option of Mr. John D. Fruth (which option shall be exercised in writing), so long as Mr. Fruth is the Holder of this Note, credit to the principal amount hereof at any time outstanding an amount equal to the option exercise price of stock options held and exercised by Mr. Fruth in payment of such option exercise price, and the principal amount hereof thereby shall be reduced by such amount.



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         Interest accrued on the principal amount hereof outstanding from time to time and then unpaid shall be paid in cash quarterly in arrears on February 1, May 1, August 1 and November 1 in each year (each, an "Interest Payment Date"), commencing August 1, 1997, or, if any such date is not a business day, on the next succeeding business day; provided, however, that interest shall not be paid in cash on any Interest Payment Date (i) at a rate in excess of 12.50% per annum, and (ii) if any Event of Default (as defined in such agreement) under the Credit Agreement (as defined below) has occurred and is continuing (or would have existed on the last day of the fiscal quarter last ended prior to such Interest Payment Date, giving pro forma effect to such payment of interest as though it had been made on such day). Interest accrued but not paid in cash on any Interest Payment Date shall not itself bear interest (unless the Holder exercised its option to include such interest in the principal amount hereof, as provided below) and shall be paid in cash on the next subsequent Interest Payment Date on which the conditions specified in clauses (i) and (ii) of the preceding sentence are satisfied; provided that, at the option of the Holder exercised at any time by written notice to the Company and Comerica Bank-California, such deferred interest shall be included in the unpaid principal amount hereof, shall bear interest in accordance with the terms applicable to the principal hereof and shall be paid at the time and in the manner that the principal amount hereof is required to be paid.

         This Note is subject to the following terms and conditions:

         1. Payments. Principal and interest shall be payable to the Holder at the offices of the Company in lawful money of the United States of America in immediately available funds. The Company shall record in its internal records the amount of principal and interest due and payable from time to time hereunder, including the amount of interest accrued and not paid in cash and included in the principal amount hereof pursuant to the terms hereof, each payment thereof and the resulting unpaid balance.

         2. No Prepayment. This Note shall not be prepaid, in whole or in part, prior to the stated maturity date hereof.

         3. Subordination.

                  (a) Notes Subordinated to Senior Debt. The indebtedness represented by this Note is hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Debt; but the Note, the indebtedness represented hereby and the payment of the principal of, premium, if any, on and interest on the Notes in all respects shall rank equally with, or prior to, all existing and future unsecured Indebtedness of the Company that is not Senior Debt.

                  (b) Payment Over of Proceeds Upon Dissolution, etc. In the event of (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (ii) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company, then and in any such event the holders of Senior Debt shall be



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entitled to receive payment in full in cash of all amounts due or to become due on or in respect of all Senior Debt, including, without limitation, interest accrued after, or that would have accrued but for, the commencement of any bankruptcy case or proceeding with respect to the Company, before the Holder is entitled to receive any payment on account of principal of, premium, if any, or interest on this Note, and to that end the holders of Senior Debt shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of this Note, which may be payable or deliverable in respect of this Note in any such case, proceeding, dissolution, liquidation or other winding up or event. As used herein, the words "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment which are subordinated in right of payment to all Senior Debt which may at the time be outstanding to substantially the same extent as, or to a great extent than, this Note.

                  In the event that, notwithstanding the foregoing provisions of this Section 3(b), the Holder shall have received in any such case or proceeding any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of this Note, before all Senior Debt is paid in full in cash, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of assets of the Company for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all Senior Debt in full in cash, after giving effect to any concurrent payment or distribution to the holders of Senior Debt.

                  (c) No Payment Under Certain Circumstances. In the event that the Holder receives notice from the Company or from any holder of Senior Debt that there has occurred and is continuing (i) any default in the payment of principal of (or premium, if any) or interest on any Senior Debt or (ii) any other default with respect to any Senior Debt, then no payment shall be made by the Company, or received by the Holder, on account of principal of or interest on this Note unless and until such event described in clause (i) or (ii) above shall have been cured or waived or shall have ceased to exist. If the Holder of this Note receives any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of this Note, before all Senior Debt is paid in full in cash, other than payments and distributions permitted under this Section 3, then and in such event such payment or distribution shall be paid over or delivered forthwith to the holders of Senior Debt, pro rata, for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all Senior Debt in full in cash.

                  (d) Subrogation to Rights of Holders of Senior Debt. Subject to the payment in full in cash of all Senior Debt, the Holder shall be subrogated (equally and ratably with the



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holders of all Indebtedness of the Company which by its express terms in subordinated to the Senior Debt of the Company to the same extent this Note is subordinated and is entitled to like rights of subrogation) to the rights of the holders of such Senior Debt to receive payments and distributions of cash, property and securities applicable to the Senior Debt until the principal of and interest on this Note shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Holder would be entitled except for the provisions of this Section 3, and no payments over pursuant to the provisions of this Section 3 to the holders of Senior Debt by the Holder, shall, as among the Company, its creditors other than holders of Senior Debt and the Holder, be deemed to be a payment or distribution by the Company to or on account of the Senior Debt.

                  (e) Provisions Solely to Define Relative Rights. The provisions of this Section 3 are for, and are intended solely for, the purpose of defining the relative rights of the Holder, on the one hand, and the holders of Senior Debt, on the other hand. Nothing contained in this Section 3 is intended to or shall (a) impair, as among the Company and its creditors other than holders of Senior Debt and the Holder, the obligation of the Company, which is absolute and unconditional, to pay to the Holder the principal of and interest on this Note as and when the same shall become due and payable, all in accordance with the terms hereof; or (b) affect the relative rights against the Company of the Holder and creditors of the Company other than the holders of Senior Debt; or (c) prevent the Holder from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under this Section 3 of the holders of Senior Debt (i) in any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Company referred to in Section 3(b), to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Holder, or (ii) under the conditions specified in Section 3(c), to prevent any payment prohibiting by such Section.

                  (f) No Waiver of Subordination Provisions. No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants hereof, regardless of any knowledge thereof any such holder may have or be otherwise charged with. The provisions of this
Section 3 are intended to be for the benefit of, and shall be enforceable directly by, the holder or holders of any Senior Debt. Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may at any time and from time to time, without the consent of or notice to the Holder, without incurring responsibility to the Holder and without impairing or releasing the subordination provided in this Section 3 or the obligations hereunder of the Holder to the holders of Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any person liable in any manner for the collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.



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                  (g) Reliance on Judicial Order or Certificate of Liquidating
Agent. Upon any payment or distribution of assets of the Company referred to in this Section 3, the Holder shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Holder, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other fact pertinent thereto or to this Section 3.

         For purposes of this Note, "Senior Debt" means any and all obligations of the Company under and pursuant to the Credit Agreement dated as of October 30, 1996 between the Company and Comerica Bank - California, as the same may be amended or restated from time to time (the "Credit Agreement").

                  h. Other Agreements. Notwithstanding anything to the contrary herein, the provisions of this Note shall not be construed to limit the rights of any holder of Senior Debt as provided for under any agreement between such holder and the Holder.

         4. Governing Law. This Promissory Note shall be governed by and construed in accordance with the laws of the State of New York.

         Executed at Palo Alto, California, as of the 1st day of June, 1997.



                                           O.S.I. CORPORATION


                                           By:  ____________________
                                                Title:



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